Securities Act of 1933 File No. _________
        (If application to determine eligibility of trustee
        for delayed offering pursuant to  Section 305 (b) (2))
______________________________________________________________

              SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549
                      __________________

                           FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
         OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

 CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
           PURSUANT TO SECTION 305(b)(2)
                      __________________

                   THE CHASE MANHATTAN BANK
                    (National Association)
      (Exact name of trustee as specified in its charter)

                          13-2633612
            (I.R.S. Employer Identification Number)

          1 Chase Manhattan Plaza, New York, New York
           (Address of  principal executive offices)

                             10081
                          (Zip Code)
                       ________________

              Freeport-McMoRan Copper & Gold Inc.
     (Exact  name of obligor as specified in its charter)

                           Delaware
       (State or other jurisdiction of incorporation  or
                         organization)

                          74-2480931
             (I.R.S. Employer Identification No.)

                First Interstate Bank Building
                     One East First Street
                          Suite 1600
                         Reno, Nevada

           (Address of principal  executive offices)

                             85901
                          (Zip Code)
              __________________________________
                    Senior Debt Securities
              (Title of the indenture securities)
________________________________________________________________________




Item 1.  General Information.

          Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            Comptroller of the Currency, Washington, D.C.

            Board of Governors of The Federal Reserve System,
            Washington, D. C.

      (b)   Whether  it  is authorized to exercise   corporate
trust powers.

               Yes.

Item 2.  Affiliations with the Obligor.

           If the obligor is an affiliate of the trustee, describe each such affiliation.

            The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

          (See Note on Page 2.)

Item 16.  List of Exhibits.

     List below all exhibits filed as a part of this statement of eligibility.

     *1. -- A copy of the articles of association of the
trustee as now in effect .  (See Exhibit T-1 (Item 12) ,
Registration No. 33-55626.)
     *2. --  Copies of the respective authorizations of The Chase
Manhattan Bank (National Association) and
The Chase Bank of New York (National Association) to
commence business and a copy of approval of merger of said corporations, all of which documents are still in effect.
(See Exhibit T-1 (Item 12), Registration No. 2-67437.)
     *3. --   Copies of authorizations of The Chase Manhattan
Bank (National Association) to exercise corporate trust powers, both of which documents are still in effect.
(See Exhibit T-1 (Item 12), Registration No. 2-67437).
     *4. --  A copy of the existing by-laws of the trustee.
(See Exhibit T-1 (Item 12(a)), Registration No. 33-28806.)
     *5. -- A copy of each indenture referred to in Item 4, if the obligor is in default. (Not applicable).
     *6. -- The consents of United States institutional trustees required by Section 321(b) of the Act.
(See Exhibit T-1, (Item 12), Registration No. 22-19019.)
      7. -- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


___________________

     *The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.



                      ___________________
                              1.



                             NOTE

           Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said Item is based on incomplete information.

           Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                           SIGNATURE

      Pursuant to the requirements of the Trust Indenture
Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and the State of New York, on the 24th day March, 1994.





                               THE CHASE MANHATTAN BANK

                               (NATIONAL ASSOCIATION)





                               By
                                  ---------------------------
                                    Sheik Wiltshire
                                    Corporate Trust Officer
























                       _________________
                               2


REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of The Chase Manhattan Bank, N.A.
of New York in the State of New York, at the close of business on December 31, 1993, published in response to call made by Comptroller of the Currency, under title 12, United States Code,
Section 161.

Charter Number 02370   Comptroller of the Currency Northeastern District
Statement of Resources and Liabilities

               ASSETS                                       Thousands
                                                            of Dollars
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin...... $ 5,778,428
  Interest-bearing balances...............................   5,431,174
Securities................................................   7,439,029
Federal funds sold and securities purchased under
  agreements to resell in domestic offices of the
  bank and of its Edge and Agreement subsidiaries,
  and in IBFs:
  Federal funds sold......................................   3,982,649
  Securities purchased under agreements to resell.........           0
Loans and lease financing receivables:
  Loans and leases, net of unearned income.... $48,856,930
  LESS: Allowance for loan and lease losses...   1,065,877
  LESS: Allocated transfer risk reserve.......           0
                                               -----------
Loans and leases, net of unearned income, allowance,
  and reserve.............................................  47,791,053
Assets held in trading accounts...........................   6,244,939
Premises and fixed assets (including capitalized
  leases).................................................   1,617,111
Other real estate owned...................................   1,189,024
Investments in unconsolidated subsidiaries and
  associated companies....................................      67,637
Customers' liability to this bank on acceptances
  outstanding.............................................     774,020
Intangible assets.........................................     354,023
Other assets..............................................   3,520,283
                                                           -----------
TOTAL ASSETS.............................................. $84,189,415
                                                           ===========
                         LIABILITIES
Deposits:
  In domestic offices..................................... $34,624,513
      Noninterest-bearing..................... $13,739,371
      Interest-bearing........................  20,885,142
                                               -----------
  In foreign offices, Edge and Agreement subsidiaries,
     and IBFs.............................................  30,660,808
     Noninterest-bearing...................... $ 2,473,222
     Interest-bearing.........................  28,187,586
                                               -----------
Federal funds purchased and securities sold under
  agreements to repurchase in domestic offices of the
  bank and of its Edge and Agreement subsidiaries,
  and in IBF's:
  Federal funds purchased.................................   2,829,219
  Securities sold under agreements to repurchase..........     140,462
Demand notes issued to the U.S. Treasury..................      25,000
Other borrowed money......................................   2,618,185
Mortgage indebtedness and obligations under capitalized
  leases..................................................      41,366
Bank's liability on acceptances, executed and
  outstanding.............................................     780,289
Subordinated notes and debentures.........................   2,360,000
Other liabilities.........................................   3,697,556
TOTAL LIABILITIES......................................... $77,777,398
                                                           -----------
Limited-life preferred stock and related surplus..........           0
                        EQUITY CAPITAL
Perpetual preferred stock and related surplus.............           0
Common stock..............................................    $910,494
Surplus...................................................   4,382,506
Undivided profits and capital reserves....................     920,258
  Net unrealized loss on marketable equity securities.....     187,683
Cumulative foreign currency translation adjustments.......      11,076
TOTAL EQUITY CAPITAL......................................   6,412,017
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND
  EQUITY CAPITAL.........................................  $84,189,415
                                                           ===========

I,  Lester  J.  Stephens,  Jr., Senior  Vice  President  and
Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                       (Signed) Lester J. Stephens, Jr.

We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

(Signed) Thomas G. Labrecque
(Signed) Arthur F. Ryan                  Directors
(Signed) Richard J. Boyle